UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Item 9.01 Financial Statements and Exhibits	1

Signatures	2

(i)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 10, 2014, our Compensation & Benefits Committee approved amendments to The Dun & Bradstreet Career Transition Plan, to be effective January 1, 2015. The changes were primarily to (i) eliminate the 50% reduction in remaining severance pay when the participant secures employment during the salary continuation period, and (ii) guarantee 52 weeks of severance for each executive with an annual salary of $300,000 or more (whereas previously, executives with fewer than 10 years of service would be entitled to either 40 or 48 weeks of severance), as part of a simplification and consolidation of the plan’s severance schedule in line with market practice.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	The Dun & Bradstreet Career Transition Plan, effective January 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ Richard S. Mattessich
Richard S. Mattessich
Vice President, Associate General
Counsel and Assistant Corporate Secretary

DATE: December 16, 2014

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